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                               CONTRACT SCHEDULE

                 GUARANTEED MINIMUM DEATH BENEFIT (GMDB) RIDER

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
EFFECTIVE DATE:                       [May 15, 2008]

GMDB RIDER CHARGE:                    [0.65%]

LAST HIGHEST ANNIVERSARY DATE:        [Owner's (or oldest Joint Owner's or Annuitant's if owner is a non-natural person) [81/st/ ]birthday]

ANNUAL INCREASE
ACCUMULATION RATE:                    [6%]

LAST INCREASE DATE:                   [Owner's (or oldest Joint Owner's or Annuitant's if owner is a non-natural person) [91/st/ ]birthday]

DOLLAR-FOR-DOLLAR
WITHDRAWAL PERCENTAGE:                [6.00%]

GMDB FIRST OPTIONAL STEP-UP DATE:     [1st Anniversary following the Effective Date]

GMDB OPTIONAL STEP-UP WAITING PERIOD: [1 year]

MAXIMUM OPTIONAL STEP-UP AGE:         [80]

MAXIMUM OPTIONAL STEP-UP CHARGE:      [1.50%]

ALLOCATION, TRANSFER AND REBALANCING
____________________________________
LIMITS:
_______

   GMDB SUBACCOUNTS:                  [Metlife Defensive Strategy Portfolio, Metlife Moderate
                                      Strategy Portfolio, Metlife Balanced Strategy Portfolio, Metlife
                                      Growth Strategy Portfolio]

   PLATFORM 1 MINIMUM PERCENTAGE:     [20%]

   PLATFORM 1 SUBACCOUNTS:            [Pearson Fund, Foley Fund, Badeer Fund, Nardi Fund]

   PLATFORM 2 MAXIMUM PERCENTAGE:     [80%]

   PLATFORM 2 SUBACCOUNTS:            [Pearson Fund, Foley Fund, Badeer Fund, Nardi Fund]

   PLATFORM 3 MAXIMUM PERCENTAGE:     [10%]

   PLATFORM 3 SUBACCOUNTS:            [Pearson Fund, Foley Fund, Badeer Fund, Nardi fund]

   PLATFORM 4 MAXIMUM PERCENTAGE:     [10%]

   PLATFORM 4 SUBACCOUNTS:            [Pearson Fund, Foley Fund, Badeer Fund, Nardi Fund]
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MLI-EDB (4/08)